UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013

KKR Financial Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33437	11-3801844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 California Street, 50th Floor
San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

415-315-3620

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

The annual meeting of holders of common shares of KKR Financial Holdings LLC (the “Company”) was held on May 1, 2013, and the matters voted upon at the annual meeting and the results of the votes were as follows:

(a)  The nominees named below were elected to serve as members of the board of directors of the Company until the next annual meeting of the holders of common shares and until their respective successors are duly elected and qualify, and the voting results were as follows:

Nominee	Votes For	Withheld	Broker Non-Votes
Tracy L. Collins	108,299,400	731,310	73,301,248
Robert L. Edwards	108,027,190	1,003,520	73,301,248
Vincent Paul Finigan	108,283,333	747,377	73,301,248
Paul M. Hazen	107,201,501	1,829,209	73,301,248
R. Glenn Hubbard	108,423,506	607,204	73,301,248
Ross J. Kari	108,299,150	731,560	73,301,248
Ely L. Licht	108,304,322	726,388	73,301,248
Deborah H. McAneny	108,303,013	727,697	73,301,248
Scott C. Nuttall	108,475,309	555,401	73,301,248
Scott A. Ryles	108,247,534	783,176	73,301,248
William C. Sonneborn	108,472,131	558,579	73,301,248
Willy R. Strothotte	108,363,680	667,030	73,301,248

(b)  The appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013 was ratified, and the voting results were as follows:

Votes For	Votes Against	Abstentions
180,843,039	1,062,731	426,188

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

KKR Financial Holdings LLC
(Registrant)

Date: May 3, 2013		/s/ MICHAEL R. MCFERRAN
	By:	Michael R. McFerran
Chief Financial Officer
(Principal Financial and Accounting Officer)